EXHIBIT 24.2


                                 CUMMINS, INC.
                            SECRETARY'S CERTIFICATE

     I, Marya M. Rose, Secretary of Cummins, Inc. (the "Corporation"), do hereby certify that the following resolutions are a true and correct statement of resolutions adopted by the Board of Directors of the Corporation at its special meeting held on May 15, 2002, they have not been altered, amended or rescinded, and are in full force and effect as of the date of this certificate:

     RESOLVED, that this Board of Directors deems it advisable and in the best interest of the Corporation to authorize, and hereby does authorize, the filing of a new shelf registration statement (the "New Registration Statement") with the Securities and Exchange Commission (the "SEC") in connection with the offering from time to time of the following securities:
(i) debt securities ("Debt Securities"), (ii) shares of preferred stock ("Preferred Stock") in one or more series, (iii) shares of preference stock ("Preference Stock") in one or more series, (iv) shares of common stock ("Common Stock"), (v) common stock forward purchase agreements ("Stock Forward Purchase Agreements"), (vi) stock purchase units (the "Stock Purchase Units"),
(vii) common securities and preferred securities of a business trust created and sponsored by the Corporation ("Trust Securities"), (viii) guarantees by the Corporation in connection with distributions with respect to Trust Securities ("Guarantees"), (ix) depositary shares representing fractional interests in Preferred Stock or Preference Stock ("Depositary Shares") and (x) Warrants to purchase Debt Securities, Preferred Stock, Preference Stock or Common Stock ("Warrants" and, together with the Debt Securities, Preferred Stock, Preference Stock, Common Stock, Stock Forward Purchase Agreements, Stock Purchase Units, Trust Securities, Guarantees and Depositary Shares, the "Securities"), at an aggregate initial offering price not to exceed $750,000,000, at prices and on terms to be determined at the time of sale and approved by the Committee (as defined below) in the manner contemplated by these resolutions; and be it further

     RESOLVED, that the Chairman of the Board and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President - Treasurer and the Vice President - General Counsel and Secretary (collectively, the "Officers") of the Corporation be, and each of them hereby is individually, authorized to execute the New Registration Statement and any amendments (including further post-effective amendments) thereto in the name and on behalf of, or as attorney for, any Director, and any officer of the Corporation signing on behalf of the Corporation, and to affix and attest its seal, on their own behalf or on behalf of and as attorney for any Director or any officer of the Corporation and any and all certificates, documents, letters and other instruments to be filed with the SEC (or any other governmental agency) pertaining thereto, with full power and authority to take any and all such action as may be necessary or advisable in the premises, including without limitation appearing before the SEC (or any other such governmental agency).

     IN WITNESS WHEREOF, I have hereunto signed my name and caused the seal of the Corporation to be affixed as of the 15th day of May, 2002.

                                       /s/  Marya M. Rose
                                 ----------------------------------
                                            Marya M. Rose
                                              Secretary
(Seal)